Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 3, 2021 (June 23, 2021 as to Note 26), relating to the financial statements of Microvast, Inc. appearing in Microvast Holdings, Inc.’s Current Report on Form 8-K dated July 28, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

October 1, 2021